Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER
BANNOCKBURN, IL., August 4, 2020 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the second quarter ended June 30, 2020.
Given the merger between HC Group Holdings II, Inc. (“Option Care”) and BioScrip, Inc. (“BioScrip”) to form Option Care Health on August 6, 2019, comparisons to historical periods are relative to legacy Option Care only and incorporate BioScrip results from August 6, 2019 prospectively. Further, as reported on February 3, 2020, the Company completed a reverse 1-for-4 stock split in the first quarter and, as a result, all per share data below is reported incorporating the effect of the reverse stock split as if it was effective for all periods reported.
Second Quarter 2020 Financial Highlights
•Net revenue of $740.8 million, up 49% compared to $497.3 million in the second quarter of 2019
•Gross profit of $166.3 million, or 22.4% of net revenue, up 64% compared to $101.4 million, or 20.4% of revenue, in the second quarter of 2019
•Net loss of $7.7 million, or $0.04 per share, compared to net loss of $13.6 million, or $0.10 per share, in the second quarter of 2019
•Run rate merger-related synergies at the end of the second quarter of more than $60 million
•Adjusted EBITDA of $54.6 million, up 131% compared to $23.7 million in the second quarter of 2019
•Cash flow from operations of $35.0 million, up 163% compared to $13.3 million in the second quarter of 2019
•Cash balances of $118.1 million at the end of the second quarter and no outstanding borrowings on the Company’s $150.0 million revolver

Additionally, subsequent to the second quarter, the Company completed a sale of 18 million shares of common stock. Eight million shares were sold by HC Group Holdings, I, the primary shareholder of the Company. The Company also sold 10 million shares and received net proceeds of approximately $118 million, which will be used to retire a portion of its senior secured second lien PIK toggle floating rate notes due 2027. The impact of the sale of common stock will be reflected in the Company’s third quarter results.
John C. Rademacher, Chief Executive Officer, commented, “I am very pleased with the second quarter financial results given the COVID-19 pandemic situation and the dynamic environment in which we are operating. Most importantly, I am proud of the dedication of the Option Care Health team who safely and effectively deliver on their promises every day ensuring patients receive the critical care they need.”
Update on the Impact of the COVID-19 Pandemic
As anticipated, the COVID-19 pandemic had a significant impact on the Company’s second quarter results. New patient referrals were negatively impacted across the portfolio of both acute and chronic therapies, with the largest impact on acute referrals that typically originate from hospital discharge events. Option Care Health incurred higher expenses related to both the procurement of personal protection equipment and medical supplies as well as with respect to its clinical labor.
Offsetting the impact of the negative factors, the Company benefitted from the transfer of existing patients receiving infusion therapy in a hospital or other setting to receive therapy in the home or one of the Company’s infusion suites. Comparable revenue growth for the quarter is estimated at approximately 7% when considering the impact of the merger and harmonization of accounting policies, with acute therapies declining in low single digits and chronic therapies growing in the low double digits.
As previously disclosed, as part of the Coronavirus Aid, Relief, and Economics Security Act (the “Cares Act”), the Company received approximately $11.7 million from the Public Health and Social Services Emergency Fund in the second quarter. The cash receipt was reflected in the second quarter results as a cash inflow from financing activities. Having considered the terms of the Cares Act and the second quarter results, the Company has decided to return the funds in their entirety in the third quarter. The outflow will be reflected as a cash outflow due to financing activities and there will be no impact on the Company’s results from operations.
Full Year 2020 Guidance
For the full year, the Company expects to generate between $200 million and $210 million in Adjusted EBITDA and at least $50 million in free cash flow, defined by the Company as net change in ending cash balance compared to the cash balance at December 31, 2019.
Conference Call
The conference call can be accessed by dialing (866) 360-3136 for U.S. participants, or (602) 563-8603 for international participants, and referencing conference ID 9790835; or via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 5,000 teammates, including approximately 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and employees. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key payers; and (v) the spread and impact of the COVID-19 pandemic. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(unaudited)
	June 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$118,099	$67,056
Accounts receivable, net	320,222	324,416
Inventories	149,115	115,876
Prepaid expenses and other current assets	50,107	51,306
Total current assets	637,543	558,654

NONCURRENT ASSETS:
Property and equipment, net	117,629	133,198
Intangible assets, net	368,481	385,910
Goodwill	1,428,610	1,425,542
Other noncurrent assets	74,002	86,243
Total noncurrent assets	1,988,722	2,030,893
TOTAL ASSETS	$2,626,265	$2,589,547

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$260,120	$221,060
Other current liabilities	134,491	108,944
Total current liabilities	394,611	330,004

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,275,385	1,277,246
Other noncurrent liabilities	88,303	75,470
Total noncurrent liabilities	1,363,688	1,352,716
Total liabilities	1,758,299	1,682,720

STOCKHOLDERS’ EQUITY	867,966	906,827
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,626,265	$2,589,547

Schedule 2

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
NET REVENUE	$740,848	$497,266	$1,446,288	$973,758
COST OF REVENUE	574,528	395,876	1,121,939	774,174
GROSS PROFIT	166,320	101,390	324,349	199,584

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	124,918	99,245	254,198	182,032
Depreciation and amortization expense	18,194	10,150	38,295	20,119
Total operating expenses	143,112	109,395	292,493	202,151
OPERATING INCOME (LOSS)	23,208	(8,005)	31,856	(2,567)

OTHER INCOME (EXPENSE):
Interest expense, net	(31,432)	(11,563)	(59,519)	(22,608)
Other, net	1,026	542	1,596	1,015
Total other expense	(30,406)	(11,021)	(57,923)	(21,593)

LOSS BEFORE INCOME TAXES	(7,198)	(19,026)	(26,067)	(24,160)

INCOME TAX EXPENSE (BENEFIT)	470	(5,423)	1,511	(6,845)
NET LOSS	$(7,668)	$(13,603)	$(27,578)	$(17,315)

Net loss per share, basic and diluted	$(0.04)	$(0.10)	$(0.16)	$(0.12)

Schedule 3

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,578)	$(17,315)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization expense	41,813	21,591
Other non-cash adjustments	17,423	(73)
Changes in operating assets and liabilities:
Accounts receivable, net	4,194	26,050
Inventories	(33,239)	8,321
Accounts payable	36,422	(18,692)
Other	14,355	2,524
Net cash provided by operating activities	53,390	22,406

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(9,269)	(8,502)
Other investing cash flows	541	636
Net cash used in investing activities	(8,728)	(7,866)

CASH FLOWS FROM FINANCING ACTIVITIES:
Other financing cash flows	6,381	(4,076)
Net cash provided by (used in) financing activities	6,381	(4,076)
NET INCREASE IN CASH AND CASH EQUIVALENTS	51,043	10,464
Cash and cash equivalents - beginning of the period	67,056	36,391
CASH AND CASH EQUIVALENTS - END OF PERIOD	$118,099	$46,855

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Consolidated net loss	$(7,668)	$(13,603)	$(27,578)	$(17,315)
Interest expense, net	31,432	11,563	59,519	22,608
Income tax expense (benefit)	470	(5,423)	1,511	(6,845)
Depreciation and amortization expense	19,969	10,842	41,813	21,591
Consolidated EBITDA	44,203	3,379	75,265	20,039

EBITDA adjustments
Accounting principle changes and non-cash charges	—	2,723	—	4,258
Stock-based incentive compensation	661	569	1,418	1,153
Restructuring, acquisition, integration and other	9,759	16,989	18,119	17,566
Consolidated adjusted EBITDA	$54,623	$23,660	$94,802	$43,016